Item 99.1

FOR IMMEDIATE RELEASE

Mountain High Acquisitions Corp. Secures Additional Financing and Advisor on California, Washington, Oregon Cannabis Markets, Makes Improvements to its Intermodal Grow Containers

(DENVER, Colo.) January 26, 2018 – MOUNTAIN HIGH ACQUISITIONS CORP. (OTCQB: MYHI), announces the company’s most recent milestones in its plan to provide turnkey infrastructure solutions to licensed cannabis growers and producers in highly promising cannabis markets such as California, Washington, Oregon and Arizona.

On January 18, 2018 MYHI entered into an Advisory Agreement with Mr. Dirk Nansen of Bellingham, Washington, with effect from January 1, 2018. Pursuant to the Agreement, Mr. Nansen is required to identify opportunities in Washington, Oregon, and California through which MYHI can evaluate technologies and pursue the build out of infrastructure assets to be utilized for cannabis cultivation, extraction, or consumer product manufacturing.

For more than thirty years Mr. Nansen has been engaged in engineering design and project management in the agriculture, marine and aviation industries. He currently owns and manages a Washington Tier 3 Cannabis Producer and Processor License.

In Arizona MYHI is currently leasing two intermodal cultivation containers to D9 Manufacturing, Inc. (D9), which is managing the company’s pilot program aimed at developing Standard Operating Procedures for growers. D9 recently reported a substation electrical power surge that resulted in a loss of the crop for the company’s initial cultivation. With the help of D9, MYHI is making improvements to the intermodal cultivation containers to prevent a recurrence of this issue. D9 is planning on replanting the containers in the coming weeks with an anticipated harvest in June.

“These electrical issues were beyond our control, but corrective action and additional redundancies are being put into place to prevent these issues moving forward,” reported Ferrel Raskin, CEO of D9. “We have also taken this time to enhance the water and nutrient delivery systems within the containers. This will help us to achieve higher yields on future crops.”

This event will defer the payment of equipment lease revenues currently accruing to MYHI from D9 until completion of the harvest of the new crop.

To secure working capital for future operations, on January 23, 2018, MYHI entered into a Securities Purchase Agreement with St. George Investments, LLC. In connection with this agreement, MYHI issued St. George Investments a 10% convertible promissory note in the principal amount of $335,000, due on January 24, 2019. The note is convertible into common stock at 65% of the average of the two lowest closing bid prices for the company’s common stock during the twenty trading days immediately preceding the date of the conversion. The note contains a 10% original issue discount. The note may be prepaid by MYHI.

About MYHI

Mountain High Acquisitions Corp. (OTCQB: MYHI) is a holding company focused on the acquisition and development of businesses and other assets within the cannabis sector. The company’s mission is to serve licensed cannabis growers and producers, providing access to turnkey infrastructure solutions and cost-cutting technologies. For additional information please contact Alan Smith at alsmithus@aol.com.

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